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                                                                    Exhibit 99.1



                          ***FOR IMMEDIATE RELEASE***

        BOSTON LIFE SCIENCES' ANTI-ANGIOGENIC FACTOR FOUND EFFECTIVE IN
                          PRELIMINARY ANIMAL STUDIES


BOSTON, MASS - SEPTEMBER 16, 1996-- BOSTON LIFE SCIENCES, INC. (NASDAQ: BLSI) ANNOUNCED THAT ITS ANTI-ANGIOGENIC FACTOR APPEARED TO SIGNIFICANTLY INHIBIT ANGIOGENESIS (NEW BLOOD VESSEL FORMATION) IN AN ANIMAL MODEL OF ANGIOGENESIS.
IN THE EXPERIMENT, FIBROBLAST GROWTH FACTOR (FGF) WAS IMPLANTED INTO THE EYES OF MICE TO STIMULATE ANGIOGENESIS IN THE CORNEA. THE MICE WERE THEN TREATED FOR SIX DAYS WITH SUBCUTANEOUS INJECTIONS OF BLSI'S ANTI-ANGIOGENIC FACTOR. AT THE END OF THE SIX DAY EXPERIMENT, THE EXTENT OF CORNEAL BLOOD VESSEL FORMATION WAS MEASURED IN CONTROL AND TREATED ANIMALS. COMPARED TO CONTROL ANIMALS, THERE WAS SIGNIFICANTLY LESS NEW CORNEAL BLOOD VESSEL FORMATION IN ANIMALS TREATED WITH THE COMPANY'S ANTI-ANGIOGENIC FACTOR. "THIS EXPERIMENT SHOWS THAT SUBCUTANEOUS ADMINISTRATION OF OUR RECOMBINANT ANTI-ANGIOGENIC FACTOR IS ABLE TO INHIBIT BLOOD VESSEL FORMATION IN AN ACCEPTED, STANDARD ANIMAL MODEL OF ANGIOGENESIS. THIS IMPORTANT DEMONSTRATION OF PROOF OF PRINCIPLE WILL ENABLE US TO PROCEED WITH CONFIDENCE TO EXTENSIVE PRECLINICAL TESTING IN ANIMAL TUMOR MODELS", STATED MARC E. LANSER, MD, CHIEF SCIENTIFIC OFFICER OF BLSI.

"WE ARE EXTREMELY PLEASED THAT OUR COLLABORATING SCIENTISTS, DRS. ROBERT LANGER AND MARSHA MOSES HAVE ACHIEVED THIS IMPORTANT DEVELOPMENTAL MILESTONE. THE APPARENTLY SUCCESSFUL SYSTEMIC DELIVERY OF OUR ANTI-ANGIOGENIC FACTOR TOGETHER WITH OUR EARLIER SUCCESS IN CLONING AND PRODUCING THIS FACTOR NOW ENABLES US TO ACCELERATE OUR PRE-CLINICAL DEVELOPMENT AND SCALE-UP PRODUCTION PLANS", SAID DAVID HILLSON, PRESIDENT AND CEO OF BLSI.

BLSI IS ENGAGED IN THE RESEARCH AND DEVELOPMENT OF NOVEL TREATMENTS FOR CANCER, AUTOIMMUNE DISEASES, AND CENTRAL NERVOUS SYSTEM DISORDERS. BLSI'S PRODUCTS IN CLINICAL TRIALS OR IN PRE-CLINICAL DEVELOPMENT INCLUDE THE ABOVE-MENTIONED ANTI-ANGIOGENESIS FACTOR FOR THE TREATMENT OF SOLID TUMORS; AXOGENESIS FACTOR 1 (AF-1), A NOVEL CENTRAL NERVOUS SYSTEM GROWTH FACTOR; ALTROPANE(TM), A RADIOIMAGING AGENT FOR THE DIAGNOSIS OF PARKINSON'S DISEASE; THERAFECTIN(R) FOR THE TREATMENT OF RHEUMATOID ARTHRITIS; AND TWO TRANSCRIPTION FACTORS TO CONTROL THE EXPRESSION OF MOLECULES ASSOCIATED WITH AUTOIMMUNE DISEASE AND ALLERGIES.

FOR ADDITIONAL INFORMATION CONTACT:

MARC E. LANSER, M.D.
CHIEF SCIENTIFIC OFFICER
617-425-0200